UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2015

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35300 (Commission File Number)	32-0097377 (IRS Employer Identification No.)
2580 Orchard Parkway San Jose, CA 95131 (Address of principal executive offices, including zip code)
(408) 942-3085 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 1.02           Termination of a Material Definitive Agreement.

The disclosures set forth in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2015, Ubiquiti Networks, Inc. (the “Company”) and Ubiquiti International Holding Company Limited, a wholly-owned subsidiary of the Company organized under the laws of the Cayman Islands (the “Cayman Borrower” and, together with the Company, the “Borrowers”), entered into an amended and restated credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), the other financial institutions named as lenders therein, and Wells Fargo as administrative agent for the lenders, that provides for a $200 million senior secured revolving credit facility and a $100 million senior secured term loan facility (collectively, the “Facilities”), with an option to request increases in the amounts of such credit facilities by up to an additional $50 million in the aggregate (any such increase to be in each lender’s sole discretion).

The revolving credit facility includes a sub-limit of $10 million for letters of credit and a sub-limit of $25 million for swingline loans.  The Facilities replace the Company’s existing $150 million senior secured revolving credit facility (the “Existing Facility”) under the credit agreement dated as of May 5, 2014, as amended, among the Borrowers, the lenders party thereto and Wells Fargo, as administrative agent for the lenders, which has been terminated in connection with the new Facilities.  The Facilities are available for working capital and general corporate purposes that comply with the terms of the Credit Agreement.  Under the Credit Agreement, revolving loans and swingline loans may be borrowed, repaid and reborrowed until March 3, 2020, at which time all amounts borrowed must be repaid.  The term loan facility was drawn in full at closing, with a portion thereof used to refinance the Existing Facility, and matures on March 3, 2020.  The term loan is payable in quarterly installments of 2.50% of the original principal amount of the term loan until March 31, 2017, thereafter increasing to 3.75% of the original principal amount of the term loan, in each case plus accrued and unpaid interest.  Revolving, swingline and term loans may be prepaid at any time without penalty.  Revolving and term loans bear interest, at the Company’s option, at either (i) a floating rate per annum equal to the base rate plus a margin of between 0.50% and 1.25%, depending on the Company’s leverage ratio as of the most recently ended fiscal quarter or (ii) a floating per annum rate equal to the applicable LIBOR rate for a specified period, plus a margin of between 1.50% and 2.25%, depending on the Company’s leverage ratio as of the most recently ended fiscal quarter.  Swingline loans bear interest at a floating rate per annum equal to the base rate plus a margin of between 0.50% and 1.25%, depending on the Company’s leverage ratio as of the most recently ended fiscal quarter.  Base rate is defined as the greatest of (A) Wells Fargo’s prime rate, (B) the federal funds rate plus 0.50% or (C) the applicable LIBOR rate for a period of one month plus 1.00%.  A default interest rate shall apply on all obligations during certain events of default under the Credit Agreement at a rate per annum equal to 2.00% above the applicable interest rate. The Company will pay to each lender a facility fee on a quarterly basis based on the unused amount of each lender’s commitment to make revolving loans, of between 0.20% and 0.35%, depending on the Company’s leverage ratio as of the most recently ended fiscal quarter.  The Company will also pay to the applicable lenders on a quarterly basis certain fees based on the daily amount available to be drawn under each outstanding letter of credit, including aggregate letter of credit commissions of between 1.50% and 2.25%, depending on the Company’s leverage ratio as of the most recently ended fiscal quarter, and issuance fees of 0.125% per annum.  The Company is also obligated to pay Wells Fargo, as agent, fees customary for a credit facility of this size and type.

The Credit Agreement requires the Company to maintain during the term of the Facilities (i) a maximum leverage ratio of 2.50 to 1.00 and (ii) minimum liquidity of $225 million, increasing to $250 million in the event of an incremental increase in the size of the Facilities, which can be satisfied with unrestricted cash and cash equivalents and up to $50 million of availability under the revolving credit facility.  In addition, the Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things, grant liens or enter into agreements restricting their ability to grant liens on property, enter into mergers, dispose of assets, change their accounting or reporting policies, change their business and incur indebtedness, in each case subject to customary exceptions for a credit facility of this size and type.  The Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

The obligations of the Company and certain domestic subsidiaries, if any, under the Credit Agreement are required to be guaranteed by such domestic subsidiaries (the “Domestic Guarantors”) and are collateralized by substantially all assets (excluding intellectual property) of the Company and the Domestic Guarantors.  The obligations of the Cayman Borrower and certain foreign subsidiaries under the Credit Agreement are required to be guaranteed by certain domestic and material foreign subsidiaries (the “Guarantors”) and are collateralized by substantially all assets (excluding intellectual property) of the Company and the Guarantors.

The foregoing is a summary description of certain terms of the Credit Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of March 3, 2015, by and among Ubiquiti Networks, Inc. and Ubiquiti International Holding Company Limited, as Borrowers, the Lenders referred to therein, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015	Ubiquiti Networks, Inc. By: /s/ Craig L. Foster Name: Craig L. Foster Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Credit Agreement, dated as of March 3, 2015, by and among Ubiquiti Networks, Inc. and Ubiquiti International Holding Company Limited, as Borrowers, the Lenders referred to therein, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.